Securities and Exchange Commission
                             Washington, D.C. 20549

                                    Form 8-K
                               Amendment Number 1

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported)     December 20, 2000

                       Celebrity Entertainment Group, Inc.
             (Exact name of registrant as specified in its charter)

         WYOMING                     0-28829                    65 0970516
(State or other jurisdiction    (Commission File              (IRS Employer
    or incorporation)                Number)                 Identification No.)


                 5120 Woodway, Suite 9029, Houston, Texas 77056
          (Address of principal executive offices, including zip code)

      Registrant's telephone number, including area code     (713) 960-9100

                 18870 Still Lake Drive, Jupiter, Florida 33458
          (Former name or former address, if changed since last report)

Item  7.  Financial  Statements

     In  December  2000,  we  and  our  wholly-owned  subsidiary,  Sharp Florida
Acquisition Corp., entered into an Agreement and Plan of Merger and Reorganization with Sharp Technology, Inc., a Delaware corporation ("Sharp") whereby we acquired all of the issued and outstanding shares of Sharp and Sharp became our wholly-owned subsidiary. We previously reported this transaction on Form 8-K dated December 20, 2000 and filed on January 2, 2001. This Amendment No. 1 to Form 8-K contains the audited financial information in connection with this transaction. No pro forma information is included because the transaction was accounted for as our recapitalization. The audited financial information begins on page F-1.

                                 Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

CELEBRITY ENTERTAINMENT GROUP, INC.

                                 By:   /s/  George Sharp
                                     -------------------------
                                     George  Sharp,  President
Dated:  March 2, 2001

REPORT  OF  INDEPENDENT  PUBLIC  ACCOUNTANTS

To  the  Board  of  Directors  of
Sharp  Technology,  Inc.:

We have audited the accompanying balance sheets of Sharp Technology, Inc. (a Delaware corporation), as of December 31, 2000 and 1999, and the related statements of operations, stockholders' equity (deficit) and cash flows for the year ended December 31, 2000, and for the period from inception (October 13, 1998) through December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sharp Technology, Inc., as of December 31, 2000 and 1999, and the results of its operations and its cash flows for the year ended December 31, 2000, and for the period from inception (October 13, 1998) through December 31, 1999, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has accumulated a deficit of $6,546,367 during its initial years of operations, has had negative cash flows from operations of $1,535,877 and $1,039,296 for the periods ended December 31, 2000 and 1999, respectively, and has a working capital deficit of $1,899,731 as of December 31, 2000. From time to time, the Company has made payroll tax deposits with the Internal Revenue Service after the due date and is delinquent on such payments at December 31, 2000. This amount has increased in 2001, and the Company is subject to interest and penalties in connection therewith. The Company may experience negative cash flows as it pursues its business strategy, which would necessitate additional financing. The Company has not secured any commitments for any such additional financing requirements. These events raise substantial doubt as to the Company's ability to continue as a going concern. Management's plans with regard to these matters are also described in Note 1. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.


/s/  Arthur Andersen LLP


Houston,  Texas
January  29,  2001

                                      SHARP TECHNOLOGY, INC.
                                      ----------------------


                            BALANCE SHEETS--DECEMBER 31, 2000 AND 1999
                            ------------------------------------------




                                                                           2000          1999
                                                                       ------------  ------------

                                   ASSETS
                                   ------

CURRENT ASSETS:
  Cash and cash equivalents                                            $    55,586   $    25,716
  Accounts receivable                                                      721,465       205,800
  Other                                                                          -        15,843
                                                                       ------------  ------------

          Total current assets                                             777,051       247,359

PROPERTY AND EQUIPMENT, net                                                117,849       101,668

SOFTWARE DEVELOPMENT COSTS AND OTHER, net                                  266,611       145,000
                                                                       ------------  ------------

          Total assets                                                 $ 1,161,511   $   494,027
                                                                       ============  ============

            LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
            ----------------------------------------------

CURRENT LIABILITIES:
  Accounts payable                                                     $   724,840   $   268,543
  Accrued liabilities                                                      254,167       105,263
  Due to related party                                                     300,000       388,434
  Software obligations payable                                             100,000       196,698
  Notes payable to related parties                                         100,000       132,150
  Notes payable                                                            833,750     1,060,000
  Current portion of deferred revenue                                      364,025             -
                                                                       ------------  ------------

          Total current liabilities                                      2,676,782     2,151,088

DEFERRED REVENUE, net of current portion                                   242,683             -

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY (DEFICIT):
  Preferred stock, $.001 par value, 10,000,000 shares authorized, no
  shares issued and outstanding                                                  -             -
  Common stock, $.001 par value, 50,000,000 shares authorized,
    6,520,913 shares and 5,666,667 shares issued and outstanding,
    respectively                                                             6,521         1,000
  Additional paid-in capital                                             4,781,892             -
  Accumulated deficit                                                   (6,546,367)   (1,658,061)
                                                                       ------------  ------------

          Total stockholders' equity (deficit)                          (1,757,954)   (1,657,061)
                                                                       ------------  ------------

          Total liabilities and stockholders' equity (deficit)         $ 1,161,511   $   494,027
                                                                       ============  ============


   The accompanying notes are an integral part of these financial statements.

                                 SHARP TECHNOLOGY, INC.
                                 ----------------------


                                STATEMENTS OF OPERATIONS
                                ------------------------

                        FOR THE YEAR ENDED DECEMBER 31, 2000, AND
                        -----------------------------------------

                    FOR THE PERIOD FROM INCEPTION (OCTOBER 13, 1998)
                    ------------------------------------------------

                                THROUGH DECEMBER 31, 1999
                                -------------------------




                                                                  2000          1999
                                                              ------------  ------------
REVENUES:
  Subscriptions                                               $ 1,414,200   $   262,294
  Licenses                                                        121,341       400,000
  Services and other                                              283,153         2,053
                                                              ------------  ------------

 Total revenues                                                 1,818,694       664,347

OPERATING EXPENSES:
  Cost of sales and services                                      760,391       456,844
  Selling, general and administrative, including stock-based
    consideration of $2,465,673 in 2000                         5,387,211     1,542,852
                                                              ------------  ------------

          Total operating expenses                              6,147,602     1,999,696
                                                              ------------  ------------

          Loss from operations                                 (4,328,908)   (1,335,349)

INTEREST EXPENSE, including stock-based consideration
  of $351,305 in 2000                                             477,750       277,928

OTHER EXPENSE                                                      81,648        44,784
                                                              ------------  ------------

          Net loss                                            $(4,888,306)  $(1,658,061)
                                                              ============  ============

BASIC AND DILUTED NET LOSS PER SHARE                          $     (0.80)  $     (0.32)
                                                              ============  ============

WEIGHTED AVERAGE SHARES USED IN COMPUTING BASIC AND
  DILUTED NET LOSS PER SHARE                                    6,098,645     5,186,030
                                                              ============  ============


   The accompanying notes are an integral part of these financial statements.

                                             SHARP TECHNOLOGY, INC.
                                             ----------------------


                                  STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                                  --------------------------------------------

                                    FOR THE YEAR ENDED DECEMBER 31, 2000, AND
                                    -----------------------------------------

                                FOR THE PERIOD FROM INCEPTION (OCTOBER 13, 1998)
                                ------------------------------------------------

                                            THROUGH DECEMBER 31, 1999
                                            -------------------------




                                                                                                       Total
                                                 Common  Stock        Additional                    Stockholders'
                                              ----------------------    Paid-In      Accumulated       Equity
                                               Shares       Value       Capital        Deficit       (Deficit)
                                              ---------  -----------  -----------  ---------------  ------------
BALANCE, October 13, 1998                             -  $         -  $        -   $            -   $         -
  Issuance of common stock for cash,
    February 1999                             5,666,667        1,000           -                -         1,000
  Net loss                                            -            -           -       (1,658,061)   (1,658,061)
                                              ---------  -----------  -----------  ---------------  ------------

BALANCE, December 31, 1999                    5,666,667        1,000           -       (1,658,061)   (1,657,061)
  Capital contribution concurrent with
    change in par value                               -        4,667      11,333                -        16,000
  Issuance of common stock for cash and
    conversion of notes payable, May 2000
    through November 2000                       254,000          254   1,142,746                -     1,143,000
  Issuance of common stock and warrants
    for services                                350,247          351   2,175,024                -     2,175,375
  Issuance of common stock for purchase
    of assets, April 1, 2000                     70,333           70     274,229                -       274,299
  Issuance of common stock for conversion
    of notes payable and exercise of related
    warrants, June 2000 through November
    2000                                        146,333          146     438,854                -       439,000
  Exercise of warrants to purchase common
    stock                                        33,333           33         (33)               -             -
  Issuance of warrants with debt,
    January 2000 through December 2000                -            -     351,305                        351,305
  Forgiveness of payables by
    related parties                                   -            -     388,434                -       388,434
  Net loss                                            -            -           -       (4,888,306)   (4,888,306)
                                              ---------  -----------  -----------  ---------------  ------------

BALANCE, December 31, 2000                    6,520,913  $     6,521  $4,781,892   $   (6,546,367)  $(1,757,954)
                                              =========  ===========  ===========  ===============  ============


   The accompanying notes are an integral part of these financial statements.

                                    SHARP TECHNOLOGY, INC.
                                    ----------------------


                                   STATEMENTS OF CASH FLOWS
                                   ------------------------

                          FOR THE YEAR ENDED DECEMBER 31, 2000, AND
                          -----------------------------------------

                       FOR THE PERIOD FROM INCEPTION (OCTOBER 13, 1998)
                       ------------------------------------------------

                                  THROUGH DECEMBER 31, 2000
                                  -------------------------




                                                                       2000          1999
                                                                   ------------  ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                         $(4,888,306)  $(1,658,061)
  Adjustments to reconcile net loss to net cash used in operating activities-
      Stock-based consideration                                      2,816,978             -
      Depreciation                                                      41,673        26,470
      Changes in operating assets and liabilities-
        Increase in accounts receivable                               (515,665)     (205,800)
        Decrease (increase) in other current assets                     15,843       (15,843)
        Increase in other assets                                      (121,611)     (145,000)
        Increase in accounts payable and accrued liabilities           605,201       762,240
        (Decrease) increase in software obligations payable            (96,698)      196,698
        Increase in deferred revenue                                   606,708             -
                                                                   ------------  ------------

                Net cash used in operating activities               (1,535,877)   (1,039,296)
                                                                   ------------  ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment                                  (57,855)     (128,138)
                                                                   ------------  ------------

        Net cash used in investing activities                          (57,855)     (128,138)
                                                                   ------------  ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of common stock                               655,500         1,000
  Proceeds from borrowings                                           3,313,252     1,974,117
  Repayment of borrowings                                           (2,345,150)     (781,967)
                                                                   ------------  ------------

        Net cash provided by financing activities                    1,623,602     1,193,150
                                                                   ------------  ------------

NET INCREASE IN CASH AND CASH EQUIVALENTS                               29,870        25,716

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                        25,716             -
                                                                   ------------  ------------

CASH AND CASH EQUIVALENTS AT END OF PERIOD                         $    55,586   $    25,716
                                                                   ============  ============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid for interest                                           $    94,387   $    20,027

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND
  FINANCING ACTIVITIES:
    Purchase of assets with common stock                               274,299             -
    Payables converted to common stock and paid-in capital           1,314,934             -


   The accompanying notes are an integral part of these financial statements.

                             SHARP TECHNOLOGY, INC.
                             ----------------------


                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------

                                DECEMBER 31, 2000
                                -----------------



1.     ORGANIZATION  AND  OPERATIONS:
       ------------------------------

Sharp Technology, Inc. (Sharp or the Company), a Delaware corporation, was incorporated on October 13, 1998, but did not commence operations until January 1999. The Company was organized to license, develop and market Internet-related software products and provide innovative marketing solutions to strategic partners.

On December 18, 2000, all of the outstanding stock of the Company was acquired by Sharp Florida Acquisition Corp. (Florida), a wholly owned subsidiary of Celebrity Entertainment Group, Inc. (Celebrity), a publicly traded shell corporation, in a transaction whereby the Company's shareholders received one share of Celebrity common stock for every three shares of the Company's common stock. In addition, outstanding options and warrants to purchase common stock of the Company were exchanged for options and warrants to purchase Celebrity common stock based on the exchange ratio discussed above.

The acquisition was accounted for as a recapitalization of Sharp for financial reporting and accounting purposes; therefore, Sharp is considered the predecessor company. As such, the capital accounts in the accompanying balance sheets, including all share information presented in the notes to the financial statements, have been reflected on an equivalent share basis to give effect to the exchange ratio discussed above. Celebrity did not have significant operations prior to the acquisition; therefore, pro forma presentation of combined results of operations for the periods presented is not considered meaningful and has been omitted.

Sharp has financed its operations from inception primarily through private financing transactions and payments related to its agreement with Qwest Communication Services, Inc. (Qwest) (see Note 4). Sharp's future success is dependent upon many factors including, but not limited to, its ability to continue to develop and market products and services, reliance on collaborative partnerships with strategic partners, satisfaction of delinquent payroll taxes and any associated interest and penalties, and the obtaining of the funds necessary to complete these activities. As a result of the aforementioned factors and the related uncertainties, there can be no assurance of Sharp's future success.

The Company had an accumulated deficit of $6,546,367 through December 31, 2000, has had negative cash flows from operations of $1,535,877 and $1,039,296 for the periods ended December 31, 2000 and 1999, respectively, and had a working capital deficit of $1,899,731 at December 31, 2000. Operating losses and negative cash flow have continued during 2001, and delinquent payroll taxes have increased (see Note 9). Management is currently pursuing a business strategy which includes increasing the Company's sales and marketing efforts while monitoring operating expenses. While pursuing this business strategy, the Company is expected to experience cash flow deficits, which will necessitate additional financing. There can be no assurances that future debt or equity funding will be available or have favorable terms. These events raise substantial doubt as to the Company's ability to continue as a going concern.

2.     SUMMARY  OF  SIGNIFICANT
       ACCOUNTING  POLICIES:
       ---------------------

Use  of  Estimates
------------------

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Cash  and  Cash  Equivalents
----------------------------

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Concentration  of  Credit  Risk
and  Significant  Customer
--------------------------

Credit risk represents the accounting loss that would be recognized at the reporting date if counterparties failed to perform as contracted. The principal financial instrument subject to credit risk is accounts receivable. At December 31, 2000 and 1999, the Company relied on one significant customer for substantially all of its revenues; however, management believes that the likelihood of incurring a material loss due to the concentration of credit risk is remote.

Property  and  Equipment
------------------------

Property and equipment are carried at cost and depreciated using the straight-line method over the estimated useful life of the assets, which ranges from one to five years. Significant expenditures that extend the useful lives of existing assets are capitalized; whereas, maintenance and repair costs are expensed as incurred. The cost and accumulated depreciation applicable to assets retired or sold are removed from the respective accounts, and any gain or loss is recognized in income.

Software  Development  Costs
----------------------------

The costs of internally developed software for resale are expensed until the technological feasibility of the software product has been established. Thereafter, software development costs are capitalized and subsequently reported at the lower of unamortized cost or net realizable value. The capitalized software costs are amortized generally over 12 to 24 months. At December 31, 2000 and 1999, accumulated amortization was $1,270,073 and $612,803, respectively. These expenses were reported within cost of sales and services in the accompanying statements of operations.

Revenue  Recognition
--------------------

The Company generates revenues from licensing software and providing postcontract customer support (PCS) and other professional services. The Company uses written contracts to document the elements and obligations of arrangements with its customers. At times, arrangements that include the licensing of software also include PCS, such as the right to technical support. When several elements are sold to a customer through a single contract, the revenues from such multiple-element arrangements are allocated to each element based upon vendor-specific objective evidence of fair value, if available. The Company has not established sufficient vendor-specific objective evidence of fair value for PCS since this element is not sold separately from software licenses. Accordingly, software licenses that include PCS are recognized ratably each month over the term of technical support.

Amounts received from Qwest for distribution to its new customers (see Note 4) are nonrefundable and are classified as subscriptions. Subscriptions revenue is recognized ratably each month over the course of the respective customer's contract term. The Company also licenses software under noncancelable license agreements. License fee revenues are recognized when a noncancelable license agreement is in force, the product has been shipped, the license fee is fixed or determinable, collectibility is reasonably assured and no significant postdelivery performance obligations exist.

The  Company  has  adopted  Securities  and  Exchange  Commission  (SEC)  Staff
Accounting Bulletin (SAB) No. 101, "Revenue Recognition in Financial Statements." The adoption of this standard did not have a material impact on the Company's financial position or results of operations.

Realization  of  Long-Lived  Assets
-----------------------------------

The impairment of tangible assets is assessed when changes in circumstances indicate that their carrying value may not be recoverable. Under the Financial Accounting Standards Board (FASB) Statement of Financial Accounting Standards
(SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," a determination of impairment, if any, is made based on estimated future cash flows, salvage value or expected net sales proceeds depending on the circumstances. The Company's policy is to record asset impairment losses, and any subsequent adjustments to such losses as initially recorded, as well as net gains or losses on sales of assets as a component of operating income. As of December 31, 2000 and 1999, there has been no adjustment to the carrying value of the Company's long-lived assets.

Accounting  for  Stock-Based  Compensation
------------------------------------------

In accordance with SFAS No. 123, "Accounting for Stock-Based Compensation," the Company can adopt either of two methods for accounting for stock options granted to employees. The Company has elected to account for its stock-based compensation plans under Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees," and to provide pro forma disclosures required by SFAS No. 123 (see Note 8).

Loss  Per  Share
----------------

SFAS No. 128, "Earnings Per Share," requires dual presentation of basic and diluted earnings per share (EPS). Basic EPS is computed by dividing net income by the weighted average number of shares of common stock outstanding during the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock, calculated using the treasury stock method. In applicable periods, all common stock equivalents were antidilutive and, accordingly, were not included in the computation for the Company.

3.     PROPERTY  AND  EQUIPMENT:
       -------------------------

Property  and  equipment  consists  of  the  following:

                                                             December  31
                                            Useful Lives  --------------------
                                              in Years       2000       1999
                                            ------------  ---------  ---------
     Computer equipment                               3   $ 78,264   $ 33,718
     Furniture and fixtures                           5    106,008     92,700
     Leasehold improvements                           1      1,720      1,720
                                                          ---------  ---------
                                                           185,992    128,138
     Less- Accumulated depreciation                        (68,143)   (26,470)
                                                          ---------  ---------

               Property and equipment, net                $117,849   $101,668
                                                          =========  =========

4.     TECHNOLOGY  AND  INTERNET
       APPLICATION  AGREEMENTS:
       ------------------------

In December 1998, Sharp entered into a co-branded site development and revenue sharing agreement (the Agreement) with Qwest. Under specified provisions of the Agreement, in September 1999, Sharp delivered a collection of three Internet software applications (the Collection) to current Qwest Internet access customers. Consideration paid by Qwest for the distribution of the Collection to its current Internet access customers, in the amount of $400,000, was recognized as license revenue in 1999. In September 1999, Sharp licensed Qwest the rights to distribute the Collection to customers who purchase Qwest's Internet access during the period from August 1, 1999, through December 31, 2000. Total consideration for distribution of the Collection to customers who purchase Qwest's Internet access during the period from August 1, 1999, through December 31, 2000, is $1,440,000. For the periods ended December 31, 2000 and 1999, Sharp recognized $1,234,000 and $206,000, respectively, in conjunction with this distribution agreement.

On March 30, 1999, Sharp entered into a purchase agreement (the Purchase Agreement) with Netsnitch, LLC (Netsnitch). Pursuant to the provisions of the Purchase Agreement, Netsnitch transferred ownership of specified proprietary Internet technology (the Proprietary Technology) to Sharp. In consideration for the acquisition of the Proprietary Technology, Sharp agreed to pay Netsnitch (a) royalties based on usage of the Proprietary Technology, (b) $256,800 as a lump-sum royalty in association with Sharp's Agreement with Qwest, (c) issue Netsnitch 133,333 shares of Sharp's common stock and (d) issue Netsnitch a warrant to purchase 266,667 shares of common stock at an exercise price of $5.10 per share. For the periods ending December 31, 2000 and 1999, Sharp recognized $171,000 and $91,000, respectively, in expense related to this agreement. The warrant issued to Netsnitch was not assigned a dollar value, as management determined the value of the warrant was de minimis at the date of issuance (see
Note  8).

On  August  31,  1999,  Sharp  entered  into an original equipment manufacturers
(OEM)/reseller  agreement (the OEM/Reseller Agreement) with CBT Systems, Limited
(CBT). Under the provisions of the OEM/Reseller Agreement, CBT granted Sharp nonexclusive right and license to market and otherwise distribute, pursuant to the Agreement between Sharp and Qwest, certain of CBT's Internet interactive training software. In consideration for the OEM/Reseller Agreement, Sharp agreed to pay CBT a total of $200,000. The costs of these rights are being expensed over the term of the agreement. For the periods ended December 31, 2000 and 1999, Sharp expensed $130,000 and $70,000, respectively, related to this license agreement.

In November 1999, Sharp and Qwest entered into a development and distribution partnership agreement (the Development Agreement). Pursuant to the provisions of the Development Agreement, Sharp is required to complete the development of a certain Internet software application which will be offered and marketed to Qwest Internet access customers. Qwest agreed to pay up to $125,000 for development costs and 50 percent of all royalties due (see Note 5). The $125,000 consideration was paid by Qwest and was recognized as services and other revenue in 2000, while the associated costs were expensed as cost of sales and services.

On February 8, 2000, Sharp entered into a software development agreement with the Neoworx Corporation (Neoworx). Pursuant to this agreement, Neoworx developed, created and delivered certain programming code and materials and provided software implementation services pursuant to Sharp's agreement with Qwest. In consideration for this agreement, Sharp paid Neoworx $135,000 and issued a warrant to purchase 60,000 shares of common stock at an exercise price $5.10 per share. Upon issuance, 60,000 warrants were valued at $24,660 based on fair market value as determined by management and use of the Black-Scholes pricing model. As of December 31, 2000, Sharp had recorded deferred costs associated with this software development agreement of $102,500. On January 15, 2001, Sharp and Neoworx agreed to terminate future development under the agreement, whereby Sharp agreed to pay Neoworx $62,500 in accordance with certain settlement terms.

In August 2000, Sharp licensed Qwest the rights to distribute an Internet security software application (HackTracer) for a period of two years. Sharp is required to provide telephone support for the term of the agreement. Total consideration for distributions of HackTracer during the term of the agreement is $728,049, plus 50 percent of all gross profits from the sale of HackTracer to Qwest's customers, with a guaranteed minimum per copy distributed. Sharp agreed to pay Qwest 10 percent of all gross profits from all sales of HackTracer by any third party. The $728,049 is being recognized ratably over the two-year term of the agreement. For the year ended December 31, 2000, Sharp recognized $121,342 in conjunction with this distribution agreement.

5.     RELATED-PARTY  TRANSACTIONS:
       ----------------------------

On January 1, 1999, Sharp entered into a deferred salary arrangement with its CEO, in which the CEO agreed to defer his annual salary of $150,000 from January 1, 1999, through December 31, 1999. The accrued salary is due and payable in full upon the CEO's request on or after January 1, 2000. A liability for the salary due to the CEO has been included in amounts due to related party at December 31, 1999. On October 30, 2000, the CEO forfeited and forgave, without consideration, all rights to the deferred salary at which time $150,000 was credited to additional paid-in capital.

On January 12, 1999, Sharp entered into a purchase agreement with Commercial Capital Trading Corporation (CCTC), a company owned by Sharp's CEO, for certain furniture and equipment. The total purchase price for the furniture and equipment was $107,250 and was financed through a note agreement between CCTC and Sharp. The note was due on or before December 31, 1999, and bore interest at a rate of 10 percent per annum. In October 1999, Sharp paid the principal on the note in full. Related interest of $8,903 is included in amounts due to related party at December 31, 1999. During January 1999, Sharp and CCTC also entered into three separate assumption agreements, whereby Sharp assumed the leases on certain office space and equipment originally leased by CCTC. On October 30, 2000, CCTC forfeited rights to the accrued interest on the note, at which time the amount was credited to additional paid-in capital.

On January 15, 1999, Sharp entered into a revolving credit line agreement (the Revolving Credit Line) with its CEO in the amount of $750,000. The Revolving Credit Line bears interest at 10 percent per annum and is payable on demand. In addition to the interest payable on the Revolving Credit Line, Sharp agreed to pay the CEO $200,000 and issue a total of 400,000 options at exercise prices ranging from $9 to $30 per share. At December 31, 1999, there was $200,000 due to the CEO related to this agreement. The options issued to Sharp's CEO have not been assigned a dollar value, as management believes the value of the options was de minimis at the date of issuance (see Note 8). On October 30, 2000, the CEO forfeited his rights to the $200,000 payable and accrued interest on the Revolving Credit Line, at which time the amounts were credited to additional paid-in capital. On December 15, 2000, the CEO forfeited his rights to the 400,000 options issued in connection with the merger.

On May 15, 1999, Sharp entered into a software marketing agreement with Coherence Technology, Inc. (Coherence), in which one of Sharp's stockholders and officers holds a 43.75 percent interest. The software marketing agreement provides that Coherence grant Sharp the nonexclusive right and license to market and otherwise distribute, in association with the Agreement between Sharp and Qwest, copies of a desktop software program developed by Coherence. The term of this agreement is through December 31, 2000. As consideration, Sharp agreed to pay $150,000 and granted Coherence options to purchase 16,667 shares of common stock at an exercise price of $0.75 per share. For the period ended December 31, 1999, Sharp had expensed the $150,000 due under this agreement. The options issued to Coherence have not been assigned a dollar value, as management believes the value of the options was de minimis at the date of issuance (see
Note 8). On December 15, 2000, Coherence voluntarily forfeited its right to the 16,667 options granted in connection with this agreement.

On June 25, 1999, Sharp entered into a software development agreement with the Navi-GATES Corporation (Navi-GATES), which is wholly owned by one of Sharp's stockholders and officers. Pursuant to this agreement, Navi-GATES developed, created and delivered certain programming codes and materials and provided software implementation services. In consideration for this agreement, Sharp agreed to pay Navi-GATES $200,000 and a royalty equivalent to one dollar per copy of developed software sold or transferred for use to a customer. As of December 31, 2000 and 1999, Sharp had recorded net costs associated with this software development agreement of $68,411 and $100,000, respectively.

On November 30, 1999, Sharp entered into an unsecured credit line agreement (the Credit Line) with CCTC, whereby CCTC agreed to advance funds to Sharp for use as operating capital. The note bears interest at 10 percent per annum and is payable on demand. At December 31, 2000 and 1999, the outstanding balance on the Credit Line was $- and $132,150, respectively.

On February 2, April 15 and June 28, 2000, Sharp entered into note payable agreements with a stockholder in the amounts of $100,000, $100,000 and $37,500, respectively. The notes bore interest at 10 percent per annum and were payable on demand. On September 29, 2000, all three notes were converted to equity for the purchase of 52,778 shares. On November 16 and December 12, 2000, Sharp entered into note payable agreements with this stockholder in the amount of $60,000 and $40,000, respectively. The notes bear interest at 10 percent per annum and are payable on demand. As of December 31, 2000, the entire balance of these notes was outstanding.

On December 19, 2000, Celebrity issued 60,000 shares of common stock at $5 per share to a third party for gross proceeds of $300,000. Celebrity advanced Sharp the $300,000, net of transaction costs, for working capital. At December 31, 2000, there was $300,000 due to Celebrity related to this transaction.

6.     NOTE  PAYABLE:
       --------------

Sharp had a stockholder note payable agreement (the Stockholder Note) in the Amount of $100,000. The Stockholder Note bore interest at 18 percent per annum and was guaranteed by Sharp and its CEO. In addition to the interest due on the Stockholder Note, Sharp agreed to issue a warrant to purchase 66,667 shares of common stock to the stockholder at an exercise price of $5.10 per share. The Stockholder Note was amended on November 5, 1999, to extend the due date to February 22, 2000. As of December 31, 1999, the entire balance of the Stockholder Note was outstanding. The warrant issued to the stockholder was not assigned a dollar value, as management determined the warrant's value to be de minimis at the date of issuance (see Note 8). The Stockholder Note was paid in 2000. On September 19, 2000, Sharp entered into a second note payable with this stockholder in the amount of $200,000. This note, as amended, bears interest at 10 percent, is payable on demand and is guaranteed by Sharp and its CEO. As of December 31, 2000, the entire balance of this note was outstanding.

On October 14, 1999, Sharp entered into a note payable agreement (the Note Payable) with a financial institution in the amount of $960,000. The Note Payable bore interest at 9.5 percent per annum and was payable on demand but no later than February 1, 2000. The Note Payable was secured by a certificate of deposit with the financial institution held by Sharp's CEO, an insurance policy in the name of Sharp's CEO and all of Sharp's accounts receivable arising from the Agreement with Qwest. The Note Payable was paid in full upon maturity. On December 26, 2000, Sharp entered into a note payable agreement, as amended, with the same financial institution in the amount of $300,000. This note payable bears interest at 7.5 percent per annum and is payable on demand but no later than March 26, 2001. The note payable is secured by a certificate of deposit with the financial institution held by Sharp's CEO.

On February 2, 2000, Sharp entered into a note payable agreement in the amount of $100,000. The note bore interest at 10 percent per annum and was payable on demand. On September 29, 2000, the note was converted to equity for the purchase of 22,222 shares.

On September 25, 2000, Sharp entered into a note payable agreement with another financial institution in the amount of $450,000. This note bears interest at prime plus .5 percent (10.0 percent at December 31, 2000) and matures on February 20, 2001. The note payable is secured by a certificate of deposit with the financial institution held by Sharp's CEO and all accounts and other property of Sharp. Sharp paid $150,000 of the principal balance of this note in 2000 such that at December 31, 2000, the outstanding balance on the note was $300,000.

On April 15 and August 16, 2000, Sharp entered into note payable agreements with two individuals in the amount of $100,000 and $50,000, respectively. These notes bear interest at 10 percent per annum and are payable one year from the date of issuance. On September 29, 2000, the notes were converted to equity for the purchase of 33,333 shares.

From January 2000 to September 2000, Sharp entered into various note payable agreements with third parties aggregating $497,750. These notes bear interest at 10 percent per annum and are payable one year from the date of issuance. In connection with certain of these notes, Sharp issued warrants to purchase 151,333 shares and 117,333 shares of common stock at exercise prices of $3 per share and $6 per share, respectively. Upon issuance, the 268,666 warrants were valued at $351,305 based on fair market value as determined by management and use of the Black-Scholes pricing model. From June 2000 to November 2000, holders of note payable balances aggregating $439,000 exercised warrants to purchase 146,333 shares of common stock at $3 per share. These notes payable were forgiven by the holders in exchange for the warrant proceeds. At December 31, 2000, the outstanding balance on the notes was $33,750.

7.     INCOME  TAXES:
       --------------

Sharp recognizes deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized differently in the financial statements and tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement carrying amounts and tax bases of assets and liabilities using enacted tax rates and laws in effect in the years in which the differences are expected to reverse. Deferred tax assets are evaluated for realization based on a more-likely-than-not criteria in determining if a valuation should be provided.

The  components  of  Sharp's  deferred  tax  assets  are  as  follows:

                                                December  31
                                          ------------------------
                                              2000         1999
                                          ------------  ----------
     Net operating loss carryforwards     $ 1,744,533   $ 368,389
     Technology license                        33,490      50,490
     Accrued expenses not yet deductible        8,840     136,071
     Contributions carryforward                 2,040       1,870
     Property and equipment                      (794)     (1,912)
                                          ------------  ----------

               Total deferred tax assets    1,788,109     554,908

     Less- Valuation allowance             (1,788,109)   (554,908)
                                          ------------  ----------

               Net deferred tax assets    $         -   $       -
                                          ============  ==========

As of December 31, 2000, Sharp has generated net operating loss (NOL) carryforwards of approximately $5.1 million available to reduce future income taxes. These carryforwards begin to expire in 2020. A change in ownership, as defined by federal income tax regulations, could significantly limit Sharp's ability to utilize its carryforwards. Sharp's ability to utilize its current and future NOLs to reduce future taxable income and tax liabilities may be limited. Additionally, because federal tax laws limit the time during which these carryforwards may be applied against future taxes, Sharp may not be able to take full advantage of these attributes for federal income tax purposes. As Sharp has incurred a loss since inception and there is no assurance of future taxable income, a valuation allowance has been established to fully offset the deferred tax asset at December 31, 2000 and 1999.

8.     COMMON  STOCK:
       --------------

Capital  Contribution
---------------------

In February 2000, the Company amended its articles of incorporation to change the par value of its common stock from no par to $.001 per share. Concurrently, the Company's CEO forgave $16,000 in amounts due him to increase the capital contribution of the beneficial owners of the then outstanding shares. No additional shares were issued upon this conversion.

Stock  Options  and  Warrants
-----------------------------

Sharp follows SFAS No. 123, "Accounting for Stock-Based Compensation," which establishes fair value as the measurement for transactions in which an entity acquires goods or services from nonemployees in exchange for equity instruments.

A summary of Sharp's stock options and warrants as of December 31, 1999 and 2000, is as follows:

                                         Price
                                        Options    Warrants    Per Share
                                       ---------  ----------  ------------
     Outstanding at October 13, 1998          -           -   $          -
     Granted                            435,000     333,333   $0.75-$30.00
                                       ---------  ----------

     Outstanding at December 31, 1999   435,000     333,333   $0.75-$30.00
     Granted                             49,000   1,340,556   $ 3.00-$6.00
     Exercised                                -    (206,556)  $       3.00
     Forfeited/canceled                (416,667)   (333,333)  $0.75-$30.00
                                       ---------  ----------

     Outstanding at December 31, 2000    67,333   1,134,000   $ 4.50-$6.00
                                       =========  ==========

     Exercisable at December 31, 2000    67,333   1,134,000   $ 4.50-$6.00
                                       =========  ==========

The following table summarizes information about stock options outstanding at December 31, 2000:

            Options  Outstanding                    Options  Exercisable
-------------------------------------------  ---------------------------------
                               Weighted
              Outstanding       Average      Weighted  Exercisable   Weighted
  Range of       as of         Remaining     Average      as of       Average
  Exercise   December 31,     Contractual    Exercise  December 31,  Exercise
   Prices         2000       Life (In Years)   Price        2000        Price
-----------  -------------  ---------------  --------  ------------  ---------

$5.10-$6.00         67,333              7.7  $   5.24        67,333  $    5.24


The fair value of each option and warrant grant was estimated on the date of grant using the Black-Scholes option pricing model. The following weighted average assumptions were used for the grants in the periods ended December 31, 2000 and 1999: risk-free interest rate of 5.0 percent; dividend rates of zero; expected lives of 7.7 years; and expected volatility of 35 percent. The 67,333 options and 1,134,000 warrants outstanding as of December 31, 2000, have a remaining contractual life of between .1 and 6.2 years.

The Black-Scholes option pricing model and other existing models were developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of and are highly sensitive to subjective assumptions including the expected stock price volatility. Sharp's stock options have characteristics significantly different from those of traded options, and changes in the subjective input assumptions can materially affect the fair value estimate.

Had compensation cost for the stock options and warrants granted to employees been determined under SFAS No. 123, net loss and basic and diluted net loss per share for the periods ended December 31, 2000 and 1999, would have changed as indicated in the following pro forma amounts:

                                                 2000        1999
                                              ----------  ----------
     Net loss-
       As reported                            $4,888,306  $1,658,061
       Pro forma                               4,970,284   1,658,061
     Basic and diluted net loss per share-
       As reported                            $     0.80  $     0.32
       Pro forma                                    0.81        0.32

Sharp recorded approximately $1,261,245 in compensation and interest expense relating to warrants issued to nonemployee consultants during the year ended December 31, 2000, at the fair value of the warrants granted. The fair values were estimated by management using the Black-Scholes pricing model. The warrants issued during the period ended December 31, 1999, have not been assigned a dollar value as management believes the value of the warrants at the date of issuance was de minimus.

9.     COMMITMENTS  AND  CONTINGENCIES:
       --------------------------------

Services  Agreement
-------------------

In August 1999, the Company entered into a one-year software support outsourcing services agreement (the Outsourcing Agreement) with Stream Services Corporation (Stream). The Outsourcing Agreement automatically renews for successive additional one-year terms unless either party provides written notice 30 days prior to the date of termination. Under the provisions of the Outsourcing Agreement, Stream agreed to provide technical support and general product information for specified software products. Fees associated with the Outsourcing Agreement are based on a per-minute pricing schedule, with a monthly fee for services equivalent to the greater of (a) a specified rate times the actual number of minutes incurred, (b) a specified rate times 90 percent of the expected number of minutes as forecasted by Sharp or (c) $5,500. For the periods ended December 31, 2000 and 1999, Sharp had incurred $59,950 and $30,890, respectively, in fees associated with this agreement.

Operating  Leases
-----------------

Sharp leases office space and certain equipment under operating leases with various parties. Rental expense for the periods ended December 31, 2000 and 1999, was $132,734 and $117,537, respectively. At December 31, 2000, future minimum lease payments under noncancelable operating leases are $36,239 in 2001.

Contingencies
-------------

At December 31, 2000, the Company was delinquent on approximately $193,000 in payroll tax deposits, which has increased by approximately $90,000 through February 2001. The Company is subject to interest and penalties for making payroll tax deposits with the Internal Revenue Service after the due date. The Company has accrued estimated interest and penalties through December 31, 2000. Management believes additional interest and penalties, if any are levied, will not be material to the Company's financial position or results of operations.

Sharp is periodically involved in various claims and other actions arising in the ordinary course of business. Management believes these matters will not have a material adverse effect on the financial position or results of operations of Sharp.

                                   Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELEBRITY  ENTERTAINMENT  GROUP,  INC.


                              (signed)  ________________________________
                                        By:  /s/  George  Sharp
                                        George  Sharp,  President
Dated:  March  2,  2001